EXHIBIT A
                                                                     ---------

                        AGREEMENT REGARDING JOINT FILING

           This will confirm the agreement by and among the undersigned that the
Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of BUCA, Inc. is being filed, and all further amendments thereto will be filed, jointly on behalf of each of the entities named below for all purposes specified in such Schedule 13G, as so amended. This Agreement may be executed on two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 14, 2000

                               CENTRE PARTNERS II LLC

                               By: /s/ Paul Zepf
                                   --------------------------------------
                                   Paul Zepf, Managing Director


                               CENTRE CAPITAL INVESTORS II, L.P.
                               CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                               CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                               By: Centre Partners II, L.P., as its
                                   General Partner

                               By: Centre Partners Management LLC,
                                   as Attorney-in-fact


                                   By: /s/ Paul Zepf
                                       -----------------------------------
                                       Paul Zepf, Managing Director


                               CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                               CENTRE PARTNERS COINVESTMENT, L.P.

                               By: Centre Partners II LLC, as its
                                   General Partner

                                   By: /s/ Paul Zepf
                                       ------------------------------------
                                       Paul Zepf, Managing Director


                               CENTRE PARTNERS MANAGEMENT LLC

                               By: /s/ Paul Zepf
                                   ----------------------------------------
                                   Paul Zepf, Managing Director



                              Page 18 of 19 Pages

                               CENTRE PARTNERS II, L.P.

                               By: Centre Partners Management LLC,
                                   as Attorney-in-fact

                                   By: /s/ Paul Zepf
                                       ------------------------------------
                                       Paul Zepf, Managing Director



                               STATE BOARD OF ADMINISTRATION OF FLORIDA

                               By: Centre Parallel Management Partners, L.P.,
                                   as Manager

                               By: Centre Partners Management LLC,
                                   as Attorney-in-fact

                                   By: /s/ Paul Zepf
                                       --------------------------------------
                                       Paul Zepf, Managing Director







                              Page 19 of 19 Pages